UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 27, 2022 (January 25, 2022)

VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827		38-3519512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Village Center Drive,	Van Buren Township,	Michigan	48111
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	VC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2022, the Board of Directors of Visteon Corporation (the “Company”) approved the election of Mr. Bunsei Kure to the Board with an effective date of February 1, 2022. The Company’s press release relating to the foregoing is attached hereto as Exhibit 99.1. Mr. Bure will receive stock unit awards under the Company’s 2020 Incentive Plan and annual cash retainers, each as described in the Company’s 2021 proxy statement.

There are no arrangements or understandings between Mr. Kure and any other person pursuant to which Mr. Kure was appointed to serve on the Board. There are no family relationships between Mr. Kure and any other director or executive officer of the Company and there have been no transactions between Mr. Kure and the Company in the last fiscal year, and none are currently proposed that would require disclosure under Item 404(a) of Regulation S-K.

SECTION 9 - FINANCIAL INFORMATION AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 27, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

By:	/s/Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President and General Counsel

Date: January 27, 2022

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